EXHIBIT 10.22
FIFTH AMENDMENT TO THE
SANMINA CORPORATION
DEFERRED COMPENSATION PLAN

This FIFTH AMENDMENT to the Sanmina Corporation Deferred Compensation Plan (the “Plan”) is made by the Deferred Compensations Plans Committee (the “Committee”).

Sanmina Corporation (the “Company”) currently maintains the Plan. Pursuant to Section 9.1 of the Plan, the Committee has the authority to amend the Plan. The Committee now desires to amend the Plan.

NOW THEREFORE, BE IT RESOLVED, that the Plan is hereby amended, effective January 1, 2018, except as otherwise indicated, as set forth below:

1.	Effective January 1, 2005 Section 2.24 is amended and restated, effective in its entirety as follows:

“Salary. “Salary” means the Participant’s base salary and quarterly and annual bonuses, but excluding any commissions, or other benefits payable to a participant during the Deferral Period. A Participant’s Salary shall be determined without regard to any reductions (1) for any deferral contributions to a plan qualified under Section 125 or Section 401(k) of the Code or (2) pursuant to any Deferral Commitment.

2.	Section 4.2 is amended and restated in its entirety as follows:

“Investment of Accounts. A Participant shall designate the Investment Funds in which the Participant’s Account shall be hypothetically invested for purposes of determining the earnings and losses to be credited to that Account. The Committee shall select the Investment Funds made available to Participants in its sole and absolute discretion, and the Committee may change the Investment Funds at any time. In the absence of a hypothetical investment election, the Participant’s Account shall be initially hypothetically invested in a default investment fund as selected by the Committee in its sole discretion. Changes to existing hypothetical investment elections shall be effective in accordance with the procedures established by the Committee.”

3.	Section 5.1 is amended and restated by replacing the first paragraph and subsection (a) with the following:

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“Election of Time and Form of Payment. A Participant’s Account may first be distributed upon the occurrence of the first to occur of any of the following events, in the following forms as elected by the Participant on his or her distribution election form:

(a)    In-Service. A Participant is entitled to payment of his or her Account(s), at a specified time or pursuant to a fixed schedule specified in his or her distribution election form. The Participant may elect to receive his or her distribution in a single lump-sum payment or annual installments payable over a period of two (2) to fifteen (15) years, commencing on the Participant’s Payment Date. In the event the Participant experiences a Termination of Employment prior to distributions beginning under this Section 5.1(a), the Participant’s distribution(s) will be made according to the Participant’s separation from service distribution election.”

4.	Section 5.1 is amended and restated by replacing the last paragraph thereof with the following:

“Participants shall be required to make an election pursuant to subsections (b), (c), (d), and (e) of this Section 5.1. If a Participant does not elect a form of payment for any Payment Date, the distribution shall be made in a single lump-sum payment. If a Participant’s distribution election is ineffective for any reason or no distribution election is made, the Participant’s Account(s) will be paid in a single lump‑sum cash payment on the earlier of Participant’s Termination of Employment, Change of Control, Disability, or death as the case may be.”

5.	Section 6.1 is amended and restated by adding the following sentence to the end as follows:

“If a Participant designates anyone other than his or her spouse as a primary Beneficiary, the designation shall be ineffective in the absence of spousal consent in a form acceptable to the Committee at its sole discretion.”

6.	Section 6.2 is amended and restated in its entirety as follows:

“Subject to Section 6.3, any Beneficiary designation may be changes by a Participant by filing of a new Beneficiary designation with the Committee. If a Participant designates anyone other than his or her spouse as a primary Beneficiary, the designation shall be ineffective in the absence of spousal consent in a form acceptable to the Committee at its sole discretion. The filing of a new properly completed Beneficiary designation shall cancel all Beneficiary designations previously filed.”

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IN WITNESS WHEREOF, this Fifth Amendment was adopted as of December 19, 2018.

DEFERRED COMPENSATION PLANS
COMMITTEE

By:     _/S/ Brian Casey___________________________
Brian Casey

Title:     Chair of the Deferred Compensation Plans
Committee

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